APAC Customer Services Adds Two New Board Members

BANNOCKBURN, IL, November 16, 2009 – APAC Customer Services, Inc. (Nasdaq: APAC), a leader in global outsourced services and solutions, is pleased to announce it has added two new members, Katherine Andreasen and Kevin Keleghan, to its Board of Directors.

Ms. Andreasen is Chief Human Resources Officer for Orchard Brands, a portfolio company of Golden Gate Capital and a leading multi-channel marketer of apparel and home products. She was previously the senior executive for Human Resources at Bill Me Later, Inc., one of the fastest-growing divisions of eBay/PayPal. Prior to that, she served as the Chief Human Resources Officer for Orbitz Worldwide, managing global human resources, real estate and facilities management organizations. She earned a Bachelor of Arts from McGill University and an MBA from the Anderson School of Business at the University of New Mexico.

Mr. Keleghan is President and Chief Executive Officer of Axiant, LLC a leading provider of financial services and recovery management solutions for issuers and investors in debt products. Prior to joining Axiant, he was President and Chief Executive Officer at Outsourcing Solutions, Inc. one of the largest providers of outsourced services in the accounts receivable management industry with 7,000 employees worldwide. He previously served at Sears Holdings Corporation as President of Credit Card Services, Vice President of Marketing Credit Card Products and Vice President of Operations for Sears Credit Services. Mr. Keleghan earned a Bachelor of Science in Business and Economics from the State University of New York at Plattsburgh and completed graduate courses at Hofstra University’s Graduate School of Business Operations Research.

“Together, Kathy and Kevin’s distinguished careers will add significant human resources, financial services and outsourcing industry expertise to our Board,” stated Theodore G. Schwartz, Chairman of the Board and founder of APAC in 1973. “I couldn’t be more pleased with APAC’s recent accomplishments and believe that these new Board members will make considerable contributions to our success in the years to come.”

Both new members were appointed effective as of November 10, 2009. Ms. Andreasen has joined the Compensation Committee and the Nominating and Corporate Governance Committee. Mr. Keleghan will serve as a member of the Audit Committee.

The appointment of Ms. Andreasen and Mr. Keleghan brings the number of the Company’s directors to nine.

About APAC Customer Services, Inc.
APAC Customer Services, Inc. (NASDAQ: APAC) is a leading provider of customer care services and solutions to market leaders in healthcare, business services, communications, media & publishing, travel & entertainment and financial services industries. APAC partners with its clients to deliver custom solutions that enhance bottom-line performance. For more information, call 1-800-OUTSOURCE. APAC’s comprehensive web site is at http://www.apaccustomerservices.com.

Forward-Looking Statements
This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements include expressed expectations, estimates and projections of future events and financial performance and the assumptions on which these expressed expectations, estimates and projections are based. Statements that are not historical facts, including statements about the beliefs and expectations of the company and its management are forward-looking statements. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions about future events, and they are subject to known and unknown risks and uncertainties and other factors that can cause actual events and results to differ materially from historical results and those projected. Such statements are based upon the current beliefs and expectations of the company’s management. The company intends its forward-looking statements to speak only as of the date on which they were made. The company expressly undertakes no obligation to update or revise any forward-looking statements as a result of changed assumptions, new information, future events or otherwise.

The following factors, among others, could cause the company’s actual results to differ from historic results or those expressed or implied in the forward-looking statements: its revenue is generated from a limited number of clients and the loss of one or more significant clients or reduction in demand for services could have a material adverse effect on the company; the performance of its clients and general economic conditions; and the terms of its client contracts.

Other reasons that may cause actual results to differ from historic results or those expressed or implied in the forward-looking statements can be found in the company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2008 and its subsequent filing on Form 10-Q for the fiscal quarter ended March 29, 2009, June 28, 2009 and September 27, 2009. Our filings are available under the investor relations section of our website at http://www.apaccustomerservices.com and on a website maintained by the SEC at http://www.sec.gov.

Source: APAC Customer Services, Inc.

Company Contact:	Investor Relations Contact:
Andrew B. Szafran Senior Vice President and Chief Financial Officer APAC Customer Services, Inc. 847-374-1949	Harriet Fried / Jody Burfening Lippert/Heilshorn & Associates 212-838-3777 HFried@lhai.com

ABSzafran@APACMail.com